EXHIBIT 99.1

                           CHESTER VALLEY BANCORP INC
                            ANNOUNCES 5% INCREASE IN
                             QUARTERLY CASH DIVIDEND




FOR IMMEDIATE RELEASE

MONDAY, DECEMBER 1, 2003

CONTACT:   JOSEPH T. CROWLEY
           CHIEF FINANCIAL OFFICER
           (610) 269-9700


Downingtown - Chester Valley Bancorp Inc. announced the declaration of a $.105 quarterly cash dividend, an increase of 5%. The dividend will be paid on December 15, 2003 to shareholders of record as of the close of business on December 8, 2003. The cash dividend is based on record earnings of $1.5 million or $.30 per diluted share for the quarter ended September 30, 2003. At September 30, 2003, the Company had assets of $598.3 million and stockholders' equity of $49.9 million.

Chester Valley Bancorp Inc. is the parent company of both First Financial Bank and Philadelphia Corporation for Investment Services. First Financial Bank's executive offices are located in Downingtown, Pennsylvania with additional branch locations in Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square and Eagle. Philadelphia Corporation has offices in Wayne and Philadelphia.

Chester Valley Bancorp stock is traded on the NASDAQ market under the symbol "CVAL".